UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/19/2009

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50931

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12345 W. Alameda Parkway
Lakewood, CO 80228
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

5554 S. Prince St.
Suite 200
Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On June 15, 2009, C3 Resources, Inc. (C3) completed a joint venture agreement for the North Sleeper gold project, located in Humboldt County, Nevada. North Sleeper is one of ten gold projects in Nevada acquired by and assigned to Aurelio from C3 in a transaction that closed on June 15, 2009.

The North Sleeper project is adjacent to the Sleeper gold mine (currently owned by X-Cal Resources Ltd.), which produced over 1.6 million ounces of gold between 1986 and 1996. North Sleeper consists of 52 unpatented mining claims located in Sections 3, 4, 9, 10 and 11 in T40N, R35E that were acquired by C3 from CARACOL, a private Nevada company, in a mining lease dated December 7, 2006.

Terms Of The Joint Venture

Montezuma Mines Inc. (Montezuma), a wholly-owned subsidiary of CMQ Resources Inc. (TSX-V: CMQ) can earn a 55 percent interest in the North Sleeper project by paying $15,000 cash and spending $3 million on exploration and development work over a six-year period:

Year        Required Expenditure

1                $50,000
2                $300,000
3                $400,000
4                $600,000
5                $650,000
6                $1,000,000

Upon being vested at the 55 percent level, Montezuma can earn an additional 10 percent interest by completing a Bankable Feasibility Study and spending an additional minimum $1.5 million over three years; a final 5 percent interest can be obtained should Montezuma elect to arrange production financing.

Montezuma will be responsible for maintaining the North Sleeper property, including payment of all applicable taxes, annual maintenance fees on the BLM claims, and annual payments to CARACOL pursuant to the underlying lease. CARACOL will retain a 3 percent NSR interest in the North Sleeper project, although Aurelio will have the opportunity at any time to purchase two points of the CARACOL royalty (with each point being equal to 1 percent of net smelter returns) on a sliding scale based on gold prices.

No finders fees or commissions were paid by Aurelio or C3 in regards to this transaction.

Item 9.01.    Financial Statements and Exhibits

10.34 Exploration & Option To Enter Joint Venture Agreement For North Sleeper Project

99.1   News Release No. 09-07 dated June 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: June 19, 2009	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President and CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	News Release #09-07 dated June 19, 2009
EX-10.34	Exploration and Option to Enter Joint Venture Agreement for North Sleeper